Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 18, 1998, with respect to the consolidated financial statements of American Locker Group Incorporated included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8 No. 33-00000) pertaining to the American Locker Group Incorporated 1988 Stock Incentive Plan.


                                           /s/ Ernst & Young LLP
                                           ____________________________________


Ernst & Young LLP
Buffalo, New York
May 29, 1998